FOR IMMEDIATE RELEASE

October 21,2004

Contact: William M. Gilfillan
Executive Vice President and Chief Financial Officer
Phone: (718) 855-3555


Atlantic Liberty Financial Corp. Reports Earnings for
Quarter and Six Months Ended September 30, 2004 and Declares Quarterly Dividend.

BROOKLYN, NY Atlantic Liberty Financial Corp., (Nasdaq: ALFC), the holding company of Atlantic Liberty Savings, F.A.
announced earnings of $762,000 or $0.48 per share
(basic and fully diluted) for the quarter ended
September 30, 2004 as compared to $356,000 or $0.22 per share ( basic and fully diluted) for the quarter ended September 30, 2003, an increase of 114%.
Earnings for the six months ended September 30, 2004 increased 61% to $1,167,000 or $0.74 per share
(basic and fully diluted) from $725,000 or $0.46 per share (basic and fully diluted) for the same period in 2003. Earnings for the quarter and six months ended
September 30, 2004 include non-recurring non-interest income of $825,000 received in connection with the settlement of litigation commenced in 1999.
After taxes and legal fees the settlement resulted in $395,000 or $0.25 per share in net income for the three months ended September 30, 2004 and $340,000 or $0.22 per share for the six months ended September 30, 2004.

At its October meeting, the Board of Directors declared a quarterly cash dividend of $0.07 per share to be paid on November 18, 2004 to shareholders of record on November 4, 2004 .

The increase in earnings for the quarter ended
September 30, 2004 was primarily due to increases of $227,000 in net interest income and $856,000 in non interest income, partially offset by increases of $266,000 in non-interest expense, $125,000 in the provision for loan losses, and $286,000 in income tax expense. The increase in net interest income for the quarter ended
September 30, 2004 compared to the prior period was attributable to a $37.8 million increase in average interest earning assets, partially offset by a 38 basis point decrease in our net interest spread to 3.68% from 4.06%. Our net interest margin for the quarter ended September 30, 2004 compared to the prior period decreased 42 basis points to 3.94% from 4.36%.
Non interest income increased $856,000 due principally to the $825,000 non recurring litigation settlement and an increase of $32,000 in loan prepayment penalty and other mortgage fees.

The increase in non interest expense for the quarter ended September 30, 2004 of $266,000 included increases of $134,000 in salaries and employee benefits, $42,000 in directors compensation, $8,000 in equipment expense, $93,000 in legal fees, and $4,000 in net occupancy expense, partially offset by a decrease of $16,000 in miscellaneous expense.
There was a provision for loan losses of $125,000 for
the quarter ended September 30, 2004.
There was no provision for loan losses for the
quarter ended September 30, 2003.  The allowance
for loan losses was $737,000 or 0.61% of loans
outstanding at September 30, 2004 as compared with
$582,000 or 0.54% of loans outstanding at
September 30, 2003.  The allowance for loan
losses as a percentage of non performing loans
was 134.5% at September 30, 2004 and 198.6% at
September 30, 2003.   Non performing loans represented
0.30% of total loans at September 30, 2004 and 0.18% of total loans at September 30, 2003.

The increase in earnings for the six months ended
September 30, 2004 was primarily due to increases
of $435,000 in net interest income and $904,000 in
non-interest income, partially offset by increases
of $491,000 in non-interest expense,$125,000 in
the provision for loan losses and $281,000 in income
tax expense.  The increase in net interest income of
$435,000 for the six months ended September 30, 2004
as compared to the prior period resulted from an
increase of $38.5 million in average interest earning
assets, partially offset by a decrease in our net
interest spread of 46 basis points to 3.74% from 4.20%.
Our net interest margin for the six months ended
September 30, 2004 decreased 50 basis points to 3.99%
from 4.49% in the prior period. Non interest income
for the six months ended September 30, 2004 increased
$904,000 as compared to the six months ended
September 30, 2003, primarily due to the
non-recurring litigation settlement of $825,000
and increases of $63,000 in loan prepayment penalty
and other mortgage fees and $14,000 in net appraisal
fees.   The increase in non-interest expense of
$491,000 was primarily due to increases of $228,000 in salaries and benefits, $45,000 in directors compensation, $34,000 in equipment expense, and $189,000 in legal fees, partially offset by a decrease of $5,000 in occupancy expense.
There was a provision for loan losses of $125,000 for the six months ended
September 30, 2004. No provision was recorded during the six months ended September 30, 2003.

The Companys assets increased $24.7 million or 15.4% to $184.7 million at September 30, 2004 from $160.0 million at March 31, 2004.
During the six months ended September 30, 2004, net loans receivable increased $6.5 million or 5.7% to 119.6 million from $113.1 million.
The increase resulted principally from new commercial mortgages of $8.7 million, $4.4 million of which were purchased from other financial institutions, as well as new originations of one-to-four family mortgage loans of $3.8 million. During the six months ended September 30, 2004 mortgage backed securities held to maturity increased $15.3 million or 49.8% to $46.0 million from $30.7 million at March 31, 2004. The increase in mortgage backed securities held to maturity reflects managements decision to implement a leveraged growth strategy at a positive interest rate spread. The increase in assets was primarily funded by a net increase in advances from the Federal Home Loan Bank of New York (FHLB) of $22.2 million to $45.4 million at September 30, 2004 from $23.2 million at March 30,2004.

Deposits of $109.1 million at September 30, 2004 increased $1.2 million or 1.1% from $107.9 million at March 31, 2004. Stockholders equity increased
$1.0 million or 3.8% to $27.2 million at September 30, 2004, primarily the result of including net income for the six months ended
September 30, 2004 of $1.2 million, partially offset by an increase in treasury stock of $200,000.

This press release contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
The company intends such forward-looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Reform Act of 1995 as amended and is including these statements for purposes of these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identifiable by use of the words believe, expect, intend, anticipate, estimate, project, or similar expressions. The Companys ability to predict results or the actual effect of future plans or strategies is inherently uncertain.
Factors that could have a material adverse affect on the operation and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates;
general economic conditions; legislative/regulatory provision; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;
the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows;
competition; demand for financial services in the Companys market area; and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward looking statements, and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Companys financial results, is included in the companys filings with the Securities and Exchange Commission.

Selected Financial Condition Data: 		   At September 30,      At March 31,
							2004		   2004
							      (In Thousands)

Total Assets 					     $184,664 		 $160,003
Loans Receivable, net (1) 			      119,565 		  113,059
Securities Available for Sale 			        2,094 		    3,421
Securities Held to Maturity 		               46,990 		   32,707
Deposits 					      109,124 		  107,861
Total Borrowings 			               45,350 		   23,200
Stockholders Equity 				       27,226 		   26,231

(1) The allowance for loan losses was $737,000 and $582,000 at September 30, 2004 and
    March 31,2004, respectively.


				    	Three Months Ended         Six Months Ended
				    	  September 30,		     September 30,
			             	2004      2003	      	    2004	2003
				      	  (In thousands, except for per share data)
Selected Operating Data:
Interest Income 		  	$2,452    $2,028  	     $4,831    $4,013
Interest Expense 		     	   720 	     523 	      1,386     1,003
Net Interest Income 		   	 1,732     1,505 	      3,445 	3,010
Provision for Loan Losses 	     	   125        -			125 	  -
Net Interest Income after
 provision for Loan Losses	   	 1,607     1,505 	      3,320 	3,010
Non-interest income 		     	   958 	     102 	      1,112       208
Non-interest expense 		   	 1,231 	     965 	      2,404 	1,913
Income before income taxes 	   	 1,334 	     642 	      2,028  	1,305
Income taxes			     	   572 	     286 		861 	  580
Net income 			     	   762 	     356 	      1,167 	  725
Net Income per share- Basic  	   	 $0.48     $0.22              $0.74 	$0.46
Net Income per share -Fully Diluted	 $0.48     $0.22 	      $0.74 	$0.46




Selected Financial Ratios and Other Data:
							At or for the Three Months Ended
								 September 30,
Performance Ratios: 					    2004		2003

Return on Average Assets 			 	   1.66%		0.98%
Return on Average Equity 			  	  11.41%		5.53%
Interest Rate Spread		   		   	   3.68%		4.06%

Asset Quality Ratios:

Non-performing assets to total assets 			   0.34%		0.23%
Allowance for loan losses to non performing loans	 134.51%	      198.63%
Allowance for loan losses to total loan receivable  	   0.61%		0.54%

Capital Ratio:
Equity to total assets					  14.74%	       16.26%
